UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GOODRICH PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

April 19, 2013

To Our Stockholders:

It is my pleasure to invite you to the 2013 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at the Four Seasons Hotel, located at 1300 Lamar Street, Houston, Texas, 77010, on Tuesday, May 21, 2013, at 11:00 a.m. local time (the “Annual Meeting”).

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report to Stockholders for the year ended December 31, 2012.

You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the Annual Meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on April 4, 2013 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs.

By Order of the Board of Directors

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2013

To Our Stockholders:

Notice is hereby given that the 2013 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at the Four Seasons Hotel, located at 1300 Lamar Street, Houston, Texas, 77010, on Tuesday, May 21, 2013, at 11:00 a.m. local time (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to:

1.	Elect four Class III directors to our Board of Directors;
2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”; and
4.	Transact such other business as may properly come before such meeting.

Only stockholders of record at the close of business on April 4, 2013 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing May 10, 2013 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors

Michael J. Killelea

Senior Vice President, General Counsel and Corporate Secretary

April 19, 2013

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 21, 2013

The Company’s Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on Form 10-K are available at http://www.RRDEZProxy.com/2013/GoodrichPetroleum

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

PROXY STATEMENT

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Goodrich Petroleum Corporation, a Delaware corporation (“we” or “the Company” or “Goodrich”), for use at the 2013 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at the Four Seasons Hotel, located at 1300 Lamar Street, Houston, Texas, 77010, on Tuesday, May 21, 2013, at 11:00 a.m. local time. The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 (the “Annual Report”) are being mailed to stockholders beginning on or about April 19, 2013.

GENERAL INFORMATION

Q.	What am I voting on?

A. 1.	The election of four Class III directors to our Board of Directors;
2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.	Approval, on an advisory basis, of the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”; and
4.	The transaction of such other business as may properly come before such meeting.

Q.	Who can vote?

A.	Stockholders as of the close of business on April 4, 2013, the record date, are entitled to vote at the Annual Meeting

Q.	How do I vote my shares?

A.	You may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting person you automatically revoke the proxy. If you vote the shares in person, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof and identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark your voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

Q.	What are the recommendations of the Board?

A. 1.	The Board unanimously recommends that you vote FOR the election of the nominated slate of Class III directors.
2.	The Board unanimously recommends that you vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis.”

Q.	How many shares can I vote?

A.	As of the record date, April 4, 2013, Goodrich had outstanding 36,761,634 shares of common stock. Each share of common stock is entitled to one (1) vote.

Q.	What happens if I withhold my vote for an individual director?

A.	Because the individual directors are elected by plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q.	How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. The presence of the holders of at least 18,380,818 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST” or “WITHHELD” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q.	What is a broker non-vote?

A.	The New York Stock Exchange’s (the “NYSE”) Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of the Company’s Class III directors and the non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, but such brokers may exercise discretionary authority with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q.	How many votes are needed to approve each of the proposals?

A.	Under our Bylaws, the nominees for election as directors at the Annual Meeting who received the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Broker non-votes and votes marked “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” (with respect to the nominees for which authority is withheld) will have no legal effect on the election of directors under Delaware law.

The ratification of the appointment of the independent registered public account firm requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

The approval, on an advisory basis, of the compensation of our Named Executive Officers, requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Q.	Can I vote on other matters?

A.	We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

Q.	Who is soliciting my proxy?

A.	The Board of Directors of Goodrich Petroleum Corporation is sending you this Proxy Statement in connection with the solicitation of proxies for use at Goodrich’s 2013 Annual Meeting of Stockholders. Certain directors, officers and employees of Goodrich may also solicit proxies on our behalf by mail, phone, fax or in person. We have retained Phoenix Advisory Partners (“Phoenix”) to assist in the solicitation of proxies for a fee of approximately $8,000 plus reimbursement for out-of-pocket expenses.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

General

Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. The term of office for each of our Class III directors, Walter G. Goodrich, Robert C. Turnham, Jr., Stephen M. Straty, and Arthur A. Seeligson, expires at the Annual Meeting. The term of office for each of our Class I directors, Josiah T. Austin, Peter D. Goodson, and Gene Washington, expires at our 2014 Annual Meeting. The term of office for each of our Class II directors, Henry Goodrich, Patrick E. Malloy, III, and Michael J. Perdue, expires at our 2015 Annual Meeting. Following election to the Board, each director serves for a term of three years or until a successor is elected and qualified.

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated its current Class III directors, Messrs. Goodrich, Turnham, Straty and Seeligson, for election to our Board as Class III directors with a term of office expiring at our 2016 Annual Meeting. Our Board has affirmatively determined that Messrs. Straty and Seeligson are independent. Please see “Corporate Governance—Our Board—Board Size; Director Independence.” We have no reason to believe that any of Messrs. Goodrich, Turnham, Straty and Seeligson will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Recommendation of the Board

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS

Director Nominees

The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class III Directors – Terms Expiring at the 2016 Annual Meeting (if re-elected)

Name	Age	Position

Walter G. Goodrich	54	Vice Chairman, Chief Executive Officer and Director
Robert C. Turnham, Jr.	55	President, Chief Operating Officer and Director
Stephen M. Straty	57	Director
Arthur A. Seeligson	54	Director

Walter G. “Gil” Goodrich became Vice Chairman of our Board in 2003. He has served as our Chief Executive Officer since 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich, our Chairman – Emeritus, Director. He has served as a director since 1995. Mr. Goodrich’s invaluable perspective as our top executive officer on the Board and his experience as a geologist and a businessman led to his nomination to serve as a director.

Robert C. Turnham, Jr. has served as our Chief Operating Officer since 1995. He became President and Chief Operating Officer in 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company. He has served as a director since 2006. Mr. Turnham brings invaluable oil and gas operating experience to the Board.

Additionally, he has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company’s strategic plan. For these reasons, Mr. Turnham has been nominated to serve as a director.

Stephen M. Straty has served as one of our directors since 2009. He is the Americas Co-Head of Energy Investment Banking at Jefferies & Company, Inc. Mr. Straty joined the firm in 2008 and has 30 years of experience in finance, previously serving as Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co., Inc. where he worked for 17 years. Mr. Straty has extensive experience in serving a broad array of energy clients, having completed over $40.0 billion in merger and acquisition and financing assignments during the past ten years. Mr. Straty brings significant experience in both the finance and energy industries to the board. For these reasons, Mr. Straty has been nominated to serve as a director.

Arthur A. Seeligson has served as one of our directors since 1995 and brings his knowledge of the oil and gas industry to the Board. He has been the Managing Partner of Seeligson Oil Co. Ltd. since 1996 and also manages a family investment office in Houston. Previously, Mr. Seeligson was an investment banker focused on the oil and gas industry. For these reasons, Mr. Seeligson has been nominated to serve as a director.

Class I Directors – Terms Expiring at the 2014 Annual Meeting

Name	Age	Position

Josiah T. Austin	65	Director
Peter D. Goodson	70	Director
Gene Washington	66	Director

Josiah T. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and northern Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation in 1998. He is an active investor in publicly traded financial institutions and is currently on The Board of Directors of Novogen, LTD and Protea Biosciences Group Inc. Mr. Austin brings his many years of experience as a successful rancher and independent businessman to the Board as well as his experience serving on numerous corporate and civic boards, including other publicly traded companies. He became one of the Company’s directors in 2002.

Peter D. Goodson has been a lead member of the Mekong Capital Advisory Board, a Vietnamese private equity firm since 2010, an operating partner of Dubilier & Company since 1998 and a visiting lecturer at Haas Business School of the University of California, Berkeley, and the Berkeley-Columbia program where he has lectured since January 2004. Mr. Goodson is a former director of dELiA*s, Inc., Montgomery Ward & Co., Kidder, Peabody & Co., Broadgate Consultants, Silicon Valley Bancshares, the former New York Bancorp, Inc., and Dial Industries. Mr. Goodson brings his years of experience in advising corporate leaders in a variety of industries on a range of complex strategic, financial and business performance issues to the Board. He was elected to the Company’s Board of Directors in 2011.

Gene Washington is the former Director of Football Operations with the National Football League (“NFL”) in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director of the former New York Bancorp, a NYSE listed company. Mr. Washington contributes to the Board leadership skills that he honed throughout his career in the NFL. He was elected to the Company’s Board of Directors in 2003.

Class II Directors – Terms Expiring at the 2015 Annual Meeting

Name	Age	Position

Henry Goodrich	82	Chairman – Emeritus, Director
Patrick E. Malloy, III	70	Chairman
Michael J. Perdue	58	Director

Henry Goodrich is Chairman of the Board—Emeritus. Mr. Goodrich began his career as an exploration geologist with the Union Producing Company and McCord Oil Company in the 1950’s. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company. He was elected to our board in 1995, and served as Chairman of our Board from 1996 through 2003. Mr. Goodrich brings his experience as a geologist and his expertise in our area of operations and industry to the Board. Henry Goodrich is the father of Walter G. Goodrich.

Patrick E. Malloy, III became Chairman of the Board of Directors in 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, and Malloy Real Estate, Inc. since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorp (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp (NYSE) from 1991 to 1998. Mr. Malloy’s previous experience as Chairman of the Board of New York Bancorp, Inc. makes him uniquely qualified to serve as Chairman of our Board. He is also very familiar with the oil and gas industry and areas in which we operate and contributes this knowledge to the Board. He joined the Company’s Board in 2000.

Michael J. Perdue has served as one of our directors since 2001. He is the President of PacWest Bancorp., a publicly traded holding company and of its subsidiary, Pacific Western Bank, both based in San Diego, California. Before assuming his present position in 2006, Mr. Perdue served as President and Chief Executive Officer of Community Bancorp Inc., from 2003. Over the course of his career, Mr. Perdue has held executive positions with several banking and real estate development organizations. His finance and business leadership skills from his career in the banking industry make him uniquely qualified to be a member of our Board as well as his qualifications as an audit committee financial expert under the SEC guidelines.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED ACCOUNTING FIRM

Although stockholder approval is not required for the appointment of Ernst & Young LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Recommendation of the Board

OUR BOARD RECOMMENDS VOTING “FOR”

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the named executive officers (including potential payouts upon a termination or change of control) are reasonable in the aggregate. As you consider this Proposal No. 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, Proposal No. 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this Proxy Statement for Goodrich Petroleum Corporation’s 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2012 and the other related tables and disclosure.”

Recommendation of the Board

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the SEC. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a) with the exception of: one transaction on Patrick E. Malloy’s Form 4 due on March 28, 2012, which was filed on March 29, 2012, and one transaction on Peter D. Goodson’s Form 4 due on November 16, 2012, which was filed on November 19, 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 4, 2013 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the SEC’s rules and regulations) by:

•	each person known to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Patrick E. Malloy, III(3)	5,834,739	15.7
Josiah T. Austin(4)	2,977,390	8.1
Walter G. Goodrich(5)	1,180,176	3.2
Robert C. Turnham, Jr.(6)	573,839	1.6
Mark E. Ferchau(7)	165,599	*
Henry Goodrich(8)	71,570	*
Arthur A. Seeligson	58,857	*
Michael J. Killelea	63,105	*
Gene Washington(9)	30,579	*
Michael J. Perdue(10)	21,450	*
Jan L Schott(11)	42,718	*
Stephen M. Straty	14,667	*
Peter D. Goodson	38,000	*
Directors and Executive Officers as a Group (13 persons)(12)	11,072,689	29.5
T. Rowe Price Associates, Inc.(13) 100 East Pratt St. Baltimore, MD 21202	1,875,200	5.1
Invesco Ltd.(14) 1555 Peachtree Street NE Atlanta, GA 30309	2,555,300	7.0
Guggenheim Capital, LLC(15) 227 West Monroe Street Chicago, IL 60606	2,511,091	6.8
Allianz Global Investors Capital LLC(16) 600 West Broadway, Suite 2900 San Diego, CA 92101	1,983,350	5.4
BlackRock, Inc.(17) 40 East 52nd Street New York, NY 10022	1,877,075	5.1

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.

(2)	Based on the total shares outstanding of 36,761,634 as of April 4, 2013. For purposes of the calculation, the percentage for each director and officer includes that person’s vested options in both the numerator and the denominator.

(3)	Includes the following securities: (a) 5,133,404 shares of common stock held by Mr. Malloy on his own behalf, (b) 177,750 shares of common stock held on behalf of his daughter, Katherine C. Malloy, (c) 177,750 shares of common stock held on behalf of his daughter, Maggie Malloy, (d) 60,100 shares of the Company’s 5.375% Series B Convertible Preferred Stock which is convertible at any time into common stock at a rate of 1.5946 and (e) exercisable options to purchase 250,000 shares of common stock. Mr. Malloy disclaims beneficial ownership of the shares of common stock owned by his two daughters.

(4)	Includes the following securities: (a) 2,900,790 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, and (b) 76,600 shares of common stock held by Mr. Austin on his own behalf. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 2,900,790 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 76,600 shares of common stock.

(5)	Includes the following securities: (a) 593,767 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder, and (c) exercisable options to purchase 205,000 shares of common stock. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc.

(6)	Includes the following securities: (a) 371,805 shares of common stock held by Mr. Turnham on his own behalf, (b) 29,950 shares of common stock held by Mr. Turnham’s wife, (c) 3,000 shares of the Company’s 5.375% Series B Convertible Preferred Stock which is convertible at any time into common stock at a rate of 1.5946 and (d) exercisable options to purchase 167,300 shares of common stock.

(7)	Includes the following securities (a) 97,099 shares of common stock held by Mr. Ferchau on his own behalf and (b) exercisable options to purchase 68,500 shares of common stock.

(8)	Includes the following securities: (a) 14,445 shares of common stock held by Henry Goodrich on his own behalf, and (b) 57,125 shares of common stock held by HGF Partnership. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership.

(9)	Includes the following securities: (a) 29,144 shares of common stock held by Mr. Washington on his own behalf and (b) 900 shares of the Company’s 5.375% Series B Convertible Preferred Stock which is convertible at any time into common stock at a rate of 1.5946

(10)	Includes the following securities: (a) 15,050 shares of common stock held by a family trust (which is held in a margin account) of which Mr. Perdue is the trustee and (b) 6,400 shares held in a personal IRA.

(11)	Includes the following securities: (a) 32,718 shares of common stock held by Ms. Schott on her own behalf and (b) exercisable options to purchase 10,000 shares of common stock.

(12)	Includes currently exercisable options to purchase 700,800 shares of common stock.

(13)	Based on Schedule 13G/A filed by this security holder with the SEC on February 8, 2013. T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported a total aggregate beneficial ownership of 1,875,200 shares. T. Rowe Price is an Investment Adviser registered under the Investment Advisers Act of 1940. T. Rowe Price holds sole voting power over 220,700 of the reported shares and sole dispositive power over 1,875,200 of the reported shares.

(14)	Based on Schedule 13G/A filed jointly by these security holders with the SEC on February 1, 2013. Invesco Ltd. reported a total aggregate beneficial ownership of 2,555,300 shares. Invesco Advisers, Inc. and Invesco Powershares Capital Management are subsidiaries of Invesco Ltd. that hold shares reported and are investment advisers registered under the Investment Advisers Act of 1940. Invesco Ltd. holds voting and dispositive power over the 2,555,300 reported shares.

(15)	Based on Schedule 13G/A filed jointly by these security holders with the SEC on February 14, 2013. Guggenheim Capital, LLC reported a total aggregate beneficial ownership of 2,511,091 shares over which it holds shared dispositive and voting power with GPFT Holdco, LLC, GP Holdco, LLC, Guggenheim Partners, LLC and certain other subsidiaries of Guggenheim Capital, LLC. In addition, each of these entities shares dispositive and voting power over 2,474,144 of the shares described above with Security Benefit Asset Management Holdings, LLC, Rydex Holdings, LLC and Security Investors, LLC. Security Investors, LLC is an Investment Adviser registered under the Investment Advisers Act of 1940. The address of Guggenheim Capital, LLC listed above is shared with each of GPFT Holdco, LLC, GP Holdco, LLC, and Guggenheim Partners, LLC. The address of each of Security Benefit Asset Management Holdings, LLC, Rydex Holdings, LLC and Security Investors, LLC is One SW Security Benefit Place, Topeka, Kansas 66636-0001.

(16)	Based on Schedule 13G/A filed jointly by these security holders with the SEC on February 14, 2013. Allianz Global Investors U.S. Holdings LLC (“AGI US Holdings”) and Allianz Global Investors U.S. LLC (“AGI”) reported a total aggregate beneficial ownership of 1,983,350 shares. AGI and AGI US Holdings are Investment Advisers registered under the Investment Advisers Act of 1940. AGI holds sole dispositive power over all of the reported shares and sole voting power over 1,516,878 of the reported shares.

(17)	Based on Schedule 13G/A filed by this security holder with the SEC on February 8, 2013. BlackRock Inc. reported a total aggregate beneficial ownership of 1,877,075 shares, over which it holds sole voting and dispositive power.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position

Walter G. Goodrich	54	Vice Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	55	President and Chief Operating Officer, Director
Mark E. Ferchau	59	Executive Vice President
Jan L. Schott	44	Senior Vice President and Chief Financial Officer
Michael J. Killelea	50	Senior Vice President, General Counsel and Corporate Secretary

Walter G. Goodrich’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Robert C. Turnham, Jr.’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Mark E. Ferchau became Executive Vice President of the Company in 2004. He had previously served as the Company’s Senior Vice President, Engineering and Operations, after initially joining the Company as a Vice President in 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc. from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

Jan L. Schott has served as our Senior Vice President and Chief Financial Officer since 2010. She joined us in 2007 as Vice President and Controller, serving as our Principal Accounting Officer. Prior to joining the Company, Ms. Schott served as Senior Manager, Expenditure Accounting and Systems Support of Apache Corporation since 2001. From 1997 to 2001, she served consecutively in the positions of Manager, Financial Analysis; Manager, Financial Accounting; and Manager, Expenditure Accounting. Prior to joining Apache Corporation, Ms. Schott was in public accounting with KPMG LLP from 1991 to 1997. Ms. Schott is a certified public accountant.

Michael J. Killelea joined the Company as Senior Vice President, General Counsel and Corporate Secretary in 2009. Mr. Killelea has almost 25 years of experience in the energy industry. In 2008, he served as interim-Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation. Prior to that time, Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company from 2000 through 2007.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Our Executive Compensation Program

Our continued success is contingent on our ability to recruit, develop, motivate and retain top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. As a result, we seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around three goals. First, we maintain compensation at competitive market levels, targeting a broad range of comparative pay of our Peer Group (defined below). Second, we believe our executive officers should be rewarded for executing performance goals designed to generate returns for our stockholders. As a result, we tie selected elements of our executive compensation program to company performance goals. Third, we seek to retain and motivate our executives through the grant of restricted phantom stock awards, which vest over three years, commencing on the first anniversary after the grant date. Our Chief Executive Officer (“CEO”) and our President are each significant stockholders, and the award of restricted phantom stock grants directly align their interests with those of our stockholders.

Throughout this proxy statement, the individuals who served as our CEO and our Chief Financial Officer during the fiscal year ended December 31, 2012, as well as the other individuals included in the “Summary Compensation Table” are referred to as “Named Executive Officers” or “NEOs.”

Objectives of Our Executive Compensation Program

We have developed an executive compensation program that is designed to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term stockholder value. We view our employees as an investment for the future, and not just an expense of the Company. We invest in our people for the future opportunity to deliver more value to our shareholders. To that end, the Committee bases its executive compensation decisions on the following objectives:

•

Compensation should reflect the value of the officer’s job in the marketplace.  To recruit, develop and retain a highly skilled work force, we must remain competitive with the pay of other employers that compete with us for talent.

•

Compensation should be based on the level of job responsibility as well as individual and company performance.  As employees progress to higher levels in our organization, an increasing proportion of their pay should be linked to Company performance because they are in a position to have greater influence on Company results.

•

Compensation should reward individual performance and achievement of overall company goals.  Our programs should deliver top-tier compensation given top-tier individual and Company performance; likewise, where performance falls short of expectations and/or the Company does not meet the goals set by the Board, our executive compensation program should deliver less compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in Company performance, our executive compensation program should continue to ensure that successful, high-achieving employees will remain motivated to perform and committed to us.

Compensation Philosophy and Determination of Targeted Overall Compensation

To assist the Company in developing its compensation philosophy and in establishing targeted overall compensation (i.e., the aggregate level of compensation that we will pay to executives if performance goals are deemed to have been fully met), in 2012, the Compensation Committee engaged Longnecker & Associates

(“L&A”) to conduct an independent, third-party study of the compensation of executive management at the Company and at comparable companies and provide analyses, conclusion and recommendations. L&A identified a group of peer companies to assess the competitiveness of our executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which the Company competes for talent to be used in connection with compensation decisions for 2012. This group of companies is referred to in this proxy statement as the “Peer Group.”

For 2012, L&A considered a combination of the following criteria to identify the companies to be included in the Peer Group: (i) the Company’s 2011 Peer Group; (ii) companies of similar size in the exploration and production industry; and (iii) exploration and production companies in similar regions of operations. L&A further refined its method for determining the Peer Group by focusing on those companies with comparable attributes to the Company, in the following areas: (a) annual revenue performance; (b) assets; (c) net income; (d) market capitalization and (e) enterprise value. The Compensation Committee believed that use of this methodology produced the appropriate Peer Group for comparison. L&A also reviewed the 2011 Peer Group to determine whether any modifications were warranted for 2012 and determined that in light of acquisitions and the factors discussed above that certain modifications were necessary for 2012.

With this focus and for these reasons, on the advice of L&A the Compensation Committee adopted the following 2012 Peer Group, which consists of 12 U.S. domestic onshore exploration and production companies:

Bill Barrett Corp.	Oasis Petroleum, Inc.
Carrizo Oil & Gas, Inc.	Petroleum Development Corporation
EV Energy Partners LP	PetroQuest Energy, Inc.
EXCO Resources, Inc.	Penn Virginia Corporation
Forest Oil Corp.	Rosetta Resources, Inc.
GMX Resources, Inc.	Swift Energy Co.

The Compensation Committee will regularly review and refine the peer group as appropriate with input from its executive compensation consultant, if any.

L&A was engaged independently by the Compensation Committee. Whether L&A continues to provide consulting services in the area of executive compensation will be a decision reached independently by the Compensation Committee. L&A performs no consulting services for the Company except in the area of executive compensation. Further, the Compensation Committee is not under any obligation to follow the advice or recommendation of any consultant it chooses to engage. The Committee evaluated any possible conflict with L&A and determined that there were no conflicts of interest.

Compensation studies that are limited to a review of peer group proxy statements will cover in detail only those individuals for whom compensation information is disclosed publicly, which generally include only the five most highly compensated officers at each company. As a result, L&A used additional data from other broad compensation surveys to more fully develop targeted overall compensation levels for all of the executive officers. The Compensation Committee does not review the identities of the individual companies or the individuals that are included in these general compensation surveys.

Elements of Executive Compensation

After receiving the results of the L&A study and reviewing the Company’s compensation philosophy against the actual practices of the peer group, the Compensation Committee determined that the elements of targeted overall compensation for executive management should continue to include (1) base salary levels that are generally near the median of the Peer Group, (2) an annual bonus plan with payouts (if any) based on achievement of objectives approved by the Board, and (3) equity awards in the form of restricted phantom stock awards with time-based vesting requirements. L&A determined that for 2012, the total compensation awarded our NEOs, as more fully described below, was approximately 80% of median for similar positions.

Base Salaries. The Company seeks to provide its executive officers with assured cash compensation in the form of a base salary that is generally near the median for similar positions as determined through comparison to peer group proxies and independent compensation surveys as described above. L&A determined that our executive base salaries were at approximately 98% of median for similar positions. The base salaries paid to top executive officers during 2012 are shown in the Summary Compensation Table under the “Salary” column. Effective January 1, 2013, the Compensation Committee did not increase base salaries over the 2012 levels, and the current base salaries are set forth in the table below. The Compensation Committee expects to continue to review executive base salaries annually and to approve changes as appropriate.

Named Executive Officers	Position	Salaries as of January 1,
		2011 ($)	2012 ($)	2013 ($)
Walter G. Goodrich	Vice Chairman and CEO	460,000	478,400	478,400
Robert C. Turnham, Jr.	President and COO	435,000	452,400	452,400
Mark E. Ferchau	Executive Vice President	340,000	353,600	353,600
Jan L. Schott	Sr. Vice President and CFO	280,000	291,200	291,200
Michael J. Killelea	Sr. Vice President, General Counsel & Corporate Secretary	275,000	286,000	286,000

Incentive Bonus. Incentive bonuses, considered for payment annually as cash compensation, ensure that the executive officers focus on the achievement of near-term goals that are approved by the Board. Bonuses may be earned if the Company achieves its objectives in key performance metrics as discussed below.

The Compensation Committee made certain design changes to the 2012 bonus plan to reflect how companies in our Peer Group structure their short-term incentive plans, as companies in our Peer Group typically have plans with threshold requirements of 50% and maximum targets of 200%. Bonus targets as a percentage of base salary were set near the median for similar positions within the peer group. Those targets for 2012 were 150% for the CEO and President, 100% for the Executive Vice President, and 80% for the Senior Vice Presidents. To arrive at the 2012 target payout number, 60% of the 2012 annual bonus award was contingent upon our attainment of certain pre-established performance metrics and 40% was based on the Committee’s discretionary and subjective assessment of the Company’s 2012 performance. In addition, the Compensation Committee may exercise positive or negative discretion beyond the stated objectives.

The Compensation Committee selected the following performance metrics as the relevant financial targets, which the Committee viewed as consistent with the Company’s 2012 business plan: (1) oil production growth with a target of 175%, (2) oil finding and development costs with a target of $45 per BOE, (3) lease operating expenses (excluding workovers) with a target of $0.80 per mcfe, (4) general and administrative expenses (cash) with a target of $0.70 per mcfe, and (5) EBITDAX with a target of $175 million. The relative weighting target percentages of the five performance metrics were: oil production growth – 20%; oil finding & development costs – 10%; lease operating expenses – 5%; general & administrative expenses – 5%; and EBITDAX – 20%.

Actual Company performance for 2012 was as follows: (1) oil production growth of 170%, (2) oil finding and development costs of $34.43 per barrel, (3) lease operating expenses (excluding workovers) of $0.69 per mcfe, (4) general and administrative expenses (cash) of $0.70 per mcfe, and (5) EBITDAX of $184 million. In general, the Company’s performance was at or above each respective metric’s targeted goal. Accordingly, the Compensation Committee approved bonus payouts for the executives at 120% of target, including the 40% discretionary component, reflecting (1) a continuing improvement in sustainability with our position in the South Texas Eagle Ford trend, (2) a continued strategic repositioning of our asset plays from being natural gas focused to a more diversified oil and natural gas asset base, (3) the initial success of the Company’s operations in the Tuscaloosa Marine Shale, and (4) overall individual and financially intangible performance improvement that cannot be defined by a single financial metric.

The following reflects the calculation of the actual incentive bonus payout amount:

	Financial Objective Target	2012 Company Performance	Target Percentage of Base Salary	Actual Percentage of Base Salary Payout
Oil Production Growth	175%	170%	20%	18%
Oil Finding & Development Costs	$45/BOE	$34.43/BOE	10%	20%
Lease Operating Expenses	$0.80/mcfe	$0.69/mcfe	5%	10%
General & Administrative Expenses	$0.70/mcfe	$0.70/mcfe	5%	5%
EBITDAX	$175 million	$184 million	20%	27%
Discretionary				40%
Total Annual Incentive Plan Awards				120%

The bonuses awarded for the Company’s 2012 performance are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Equity-Based Incentives

The specific objectives of our long-term equity-based compensation plan are to attract, motivate, and retain the services of key employees and enhance a sense of ownership, as well as to encourage those persons to assist in our development, growth and financial success. To align the compensation of our executive officers with the attainment of our business goals and an increase in stockholder value, we currently award grants of restricted phantom stock, which are subject to time-based vesting requirements, as part of our total compensation package. These grants are made pursuant to our 2006 Long-Term Incentive Plan, as amended. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our common stock.

We believe that providing grants of restricted phantom stock focuses the named executives on delivering long-term value to our stockholders, while providing value to the executives in the form of equity awards. A grant of restricted phantom stock offers executives the opportunity to receive shares of our common stock on the date the forfeiture restriction lapses. In this regard, restricted phantom stock serves both to reward and retain executives, as the value of the restricted phantom stock is linked to the price of our common stock on the date the forfeiture restrictions lapses. Our restricted phantom stock awards vest in three equal annual installments beginning one year after the grant date. We believe that these vesting schedules aid us in retaining executives and motivating longer-term performance

We consider the proportion of equity-based incentives to salary and cash incentives when determining the size of grants of restricted phantom stock. In 2012, this proportion was approximately 43% for all of our NEOs. We believe this proportion reflects a correlation between executive compensation and Company performance in both the short and long-term. The Company seeks to grant equity incentive compensation such that total compensation would be competitive with executive officers in similar positions. The size of these grants was calculated based on a percentage of the NEO’s salary, with Mr. Goodrich, Mr. Turnham and Mr. Ferchau receiving grants based on 200% of their respective annual salaries, and Ms. Schott and Mr. Killelea receiving grants based on 150% of their respective annual salaries. For 2012, L & A determined that equity incentive compensation granted to our NEOs was at approximately 59% of median for similar positions.

Severance Benefits

We have severance agreements with Messrs. Goodrich, Turnham, and Ferchau. Ms. Schott and Mr. Killelea are covered by the Goodrich Petroleum Officer Severance Plan. We believe that the severance payments and other benefits provided under these agreements and the severance plan are appropriate, accounting for the time that is expected to take a separated officer to find another job following a termination that may have been outside of his or her control. Under the agreements and this plan, each officer is eligible for severance payments and other benefits if the officer’s employment is terminated without cause or due to a change of control (each a “Triggering Event”) as described below and under “Potential Payments Upon Termination or Change in Control” of this proxy statement.

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Without Cause.  Payments and other benefits are provided under the separation agreements and the plan if the officer is terminated without cause. The payments and other benefits provided upon this Triggering Event are intended to ease the consequences to the separated officer of an unexpected termination that under different circumstances would not have occurred and which is beyond the control of the officer.

•

Change of Control.  Recognizing the importance of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, we provide payments and other benefits under the separation agreements if an officer is terminated due to a change in control. We believe that use of this Triggering Event protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through (1) providing incentives to our officers to remain employed by us despite uncertainties while a transaction is under consideration or pending and (2) assuring severance and benefits for terminated officers.

Other Benefits

In addition to base pay, annual cash incentive, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

•

401(k) Savings Plan.    We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our employees to the plan in cash, up to a maximum of 6% of eligible deferrals. Employees are immediately 100% vested in company contributions.

•

Health and Other Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

•

Perquisites.  We do not provide significant perquisites or personal benefits to our executive officers. To the extent perquisites or other personal benefits are provided, they are determined on an individual basis as appropriate in light of competitive standards and the performance of our executive officers.

Other Matters

Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). At the Company’s annual meeting of stockholders held in May 2012, 87% of the votes cast on the Say-On-Pay Proposal were voted in favor of the proposal. The Compensation Committee believes that this high percentage affirms stockholders’ support of the Company’s approach to executive compensation, and, as a result, the Compensation Committee did not change its approach as it made compensation decisions for 2012. The Compensation Committee will continue to consider the outcome of the annual shareholder votes on Say-On-Pay Proposals when making future compensation decisions for executive officers.

Stock Ownership Guidelines and Hedging Prohibition

Stock ownership guidelines have not been implemented by the Committee for our executive officers. In addition, we do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation

Compensation payable to our CEO and our three other most highly compensated employees other than our Chief Financial officer is subject to the limitations of Section 162(m) of the Internal Revenue Code, which limits our ability to deduct compensation in excess of $1,000,000. While the deductibility of compensation is important to us and actions will, when deemed appropriate, be taken to ensure the deductibility of compensation, the Committee has also determined that flexibility in determining the appropriate amount of compensation is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. Accordingly, the Compensation Committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Gene Washington, Chairman

Josiah T. Austin

Arthur A. Seeligson

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities. Our NEOs consist of our Chief Executive Officer, Chief Financial Officer, and three of our other most highly compensated executive officers.

Summary Compensation for Year Ended December 31, 2010, 2011 and 2012

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
		($)	($)	($)	($)	($)	($)

Walter G. Goodrich Vice Chairman and Chief Executive Officer	2012	478,400		956,801	861,120	15,000	2,311,321
	2011	460,000		920,003	621,000	14,700	2,015,703
	2010	409,500		819,007	337,838	14,700	1,581,045

Robert C. Turnham, Jr. President and Chief Operating Officer	2012	452,400		904,796	814,320	15,000	2,186,516
	2011	435,000		870,000	587,250	14,700	1,906,950
	2010	367,500		735,008	303,188	14,700	1,420,396

Mark E. Ferchau Executive Vice President	2012	353,600		707,201	424,320	15,000	1,500,121
	2011	340,000		680,006	306,000	14,700	1,340,706
	2010	309,750		619,502	255,544	14,700	1,199,496

Jan L. Schott Senior Vice President, and Chief Financial Officer	2012	291,200		436,798	279,552	15,000	1,022,550
	2011	280,000	20,000	420,002	201,600	14,700	936,302
	2010	219,396		359,996	118,800	13,163	711,355

Michael J. Killelea Senior Vice President, General Counsel and Corporate Secretary	2012	286,000		428,999	274,560	15,000	1,004,559
	2011	275,000		412,496	198,000	14,700	900,196
	2010	247,200		370,799	122,364	14,700	755,063

(1)	The amounts included in the “Stock Awards” column reflects the grant date fair value of the awards under Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, assuming the completion of the service-based vesting conditions to which such awards are subject. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our NEOs. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2010, 2011 and 2012 included in our Annual Report on Form 10-K.
(2)	The amounts included in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officer’s 401(k) savings plan account. No Named Executive Officer received any perquisites for which the aggregate amount exceeded $10,000.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our NEOs under any plan during 2012, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for Year Ended December 31, 2012

  Estimated Possible Payouts Under

Non-Equity

        Incentive Plan Awards((1))

Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards Number of Shares of Stock or Units((2))	Grant Date Fair Value of Stock and Options Awards
		($)	($)	($)	(#)	($)
Walter G. Goodrich	12/11/2012	358,800	717,600	1,435,200	116,683	956,801

Robert C. Turnham, Jr.	12/11/2012	339,300	678,600	1,357,200	110,341	904,796

Mark E. Ferchau	12/11/2012	176,800	353,600	707,200	86,244	707,201

Jan L. Schott	12/11/2012	116,480	232,960	465,920	53,268	436,798

Michael J. Killelea	12/11/2012	114,400	228,800	457,600	52,317	428,999

(1)	These columns show the potential value of the payout for each NEO under our annual cash incentive plan. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the CD&A.
(2)	On December 11, 2012, the Board awarded restricted phantom stock under our 2006 Long-Term Incentive Plan to the NEOs based upon 2012 Company performance and services rendered.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2006 Long-Term Incentive Plan.

Restricted Phantom Stock.  The restricted phantom stock awards vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the restricted phantom stock will vest on a change in control of the Company (see the “Potential Payments Upon Termination or Change in Control” section below for definitions). Payment of vested restricted phantom stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

Non-Equity Incentive Plan Compensation.

In May 2012, the Committee approved the 2012 performance criteria under our annual cash incentive compensation plan.

For a description of the plan, please see “Compensation Discussion and Analysis – Annual Cash Incentive Awards.”

Salary in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis,” we believe that a significant portion of each NEO’s compensation should be in the form of equity awards, principally in the form of restricted phantom stock grants. The percentage of each NEO’s total compensation that was paid and awarded for 2012 in the form of base salary was approximately 21% for each of Messrs. Goodrich and Turnham; 24% for Mr. Ferchau; and 29% for Ms. Schott and Mr. Killelea.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our NEOs that were outstanding on December 31, 2012.

Outstanding Equity Awards as of December 31, 2012

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
			($)		(#)		($)(1)
Walter G. Goodrich	70,000		16.46	12/21/2014	17,235	(2)	160,630
	135,000		23.39	12/06/2015	116,683	(3)	1,087,486
					43,716	(4)	407,433

Robert C. Turnham, Jr.	42,300		16.46	12/21/2014	15,467	(2)	144,152
	125,000		23.39	12/06/2015	110,341	(3)	1,028,378
					41,340	(4)	385,289

Mark E. Ferchau	45,000		16.46	12/21/2014	13,036	(2)	121,496
	23,500		23.39	12/06/2015	86,244	(3)	803,794
					32,312	(4)	301,148

Jan L. Schott	6,700	3,300	21.59	02/12/2015	7,575	(2)	70,599
					53,268	(3)	496,458
					19,957	(4)	185,999

Michael J. Killelea					7,803	(2)	72,724
					52,317	(3)	487,594
					19,600	(4)	182,672

(1)	The market value reported was calculated utilizing our closing stock price on December 31, 2012, the last trading day of the fiscal year, which was $9.32.
(2)	Restricted phantom stock vests on December 9, 2013.
(3)	Restricted phantom stock vests in one-third increments on December 11, 2013, 2014 and 2015.
(4)	Restricted phantom stock vests in one-half increments on December 13, 2013 and 2014.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted phantom stock awards during the fiscal year ended December 31, 2012 on an aggregated basis with respect to each of our NEOs. None of our NEOs exercised a stock option award during 2012.

Stock Vested for the Year Ended December 31, 2012

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)

Walter G. Goodrich	51,418	435,529
Robert C. Turnham, Jr.	47,198	399,488
Mark E. Ferchau	38,515	326,341
Jan L. Schott	20,753	174,483
Michael J. Killelea	22,656	200,459

Potential Payments Upon Termination or Change in Control

The discussion below discloses the amount of compensation and/or other benefits potentially due to Messrs. Goodrich, Turnham, Ferchau and Killelea, and Ms. Schott in the event of a change in control, or a termination of their employment, including, but not limited to, in connection with a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their respective termination or upon a change in control. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company or upon the change in control of the Company. We believe that change in control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change-of-control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process.

Severance Agreement

Each of Messrs. Goodrich, Turnham, and Ferchau has entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” each term as defined below. The amount to which each is entitled is equal to two (2) times his then “current annual rate of total compensation,” to be paid within a ninety (90) day period following the applicable termination of employment, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance agreement also provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance agreements create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

The severance agreements define “cause” as (1) a material failure to perform expected duties, (2) the commission of fraud, embezzlement, or misappropriation against us, (3) a material breach by the executive of his fiduciary duty, or (4) a conviction of a felony offense or a crime involving moral turpitude.

The executive’s “current annual rate of total compensation” is comprised of the executive’s annual base salary, the annual cash bonus last awarded to the executive prior to the change of control, and the value of the equity-based compensation awards granted to the executive during the twelve (12) months immediately prior to the change of control. All equity awards to be included in this calculation will be valued as of the date of grant.

A “change of control” of the Company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own at least fifty percent (50%) of the total voting power of all the voting securities.

The executives may voluntarily resign upon a “change in duties” upon (1) a reduction in the executive’s duties or responsibilities, (2) a reduction in the executive’s “current annual rate of total compensation” or (3) a change in location of the executive’s principal place of business of more than fifty (50) miles.

Officer Severance Plan

Each of Ms. Schott and Mr. Killelea are covered under the Goodrich Petroleum Officer Severance Plan which provides for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” each term as defined below. Prior to any payments under the Officer Severance Plan becoming payable, however, the executive will be required to file a general release in the Company’s favor. The amount to which each is entitled is equal to two (2) times the sum of his annual base salary (defined below) and target bonus amount (defined below), to be paid no later than the ten (10) day period following the executive’s release becoming irrevocable, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance plan also provides for continued health coverage under the Company plans (or the equivalent thereof) for each of them for up to 18 months from their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance plan create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

If either executive incurs an involuntary termination other than following a change in control, then such executive is entitled to receive 50% of the sum of his annual base salary and target bonus amount as well as up to six months of continued health benefits.

A “change in duties” and a “change in control” under the severance plan are defined similarly to a “change in duties” and a “change in control” under our individual severance agreements.

The severance plan defines “cause” as (1) a material failure to perform expected duties, (2) a conviction of a felony offense or a crime involving moral turpitude, or (3) gross negligence or willful misconduct in the performance of duties.

The executive’s annual base salary shall mean the highest rate of base salary in effect during the six-month period ending immediately prior to the change in control or involuntary termination and the executive’s target bonus amount shall mean an amount equal to the product of (i) the Executive’s annual base salary and (ii) the executive’s target bonus percentage for the fiscal year of the Employer immediately preceding the year of termination.

An “involuntary termination” shall mean any termination of the executive’s employment with the Company that results from either (i) termination (whether before, on or following a change of control) by the Company other than for cause; or (ii) upon a change in duties by the executive on or within 18 months following a change of control.

Equity-Based Compensation Plans

In addition, each of Messrs. Goodrich, Turnham, and Ferchau hold stock options granted under the Goodrich Petroleum Corporation 1995 Stock Option Plan (“1995 Plan”). Options granted under the 1995 Plan become fully exercisable upon the grantee’s termination of employment with the Company due to death or disability. In addition, the 1995 Plan provides the administrative committee discretion to accelerate options upon a “change in control,” as defined in the 1995 Plan. A “change of control” under the 1995 plan will be deemed to have occurred upon the occurrence of any of the following events: (1) a person or group of persons becomes the beneficial owner of fifty percent (50%) or more of our voting power, (2) a merger where we are not the surviving entity, (3) an election of directors in which more than one-half of our incumbent directors are not reelected, (4) the sale or other transfer of all or substantially all of our assets or (5) our liquidation or dissolution.

The Company maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (“2006 Plan”), under which each of Messrs. Goodrich, Turnham, Ferchau, Ms. Schott and Mr. Killelea have received grants of stock options and/or “restricted” phantom stock. The terms of the 2006 Plan and related award agreements provide for options to become fully vested and exercisable upon a “change of control” (as defined below) of the Company or upon the grantee’s termination of employment due to death or disability. Restricted phantom stock granted under the 2006 Plan become fully vested upon a change of control of the Company, or upon a grantee’s termination of employment with the Company due to death or disability. A “change of control” of the Company is defined for purposes of the 2006 Plan as a change of control event as defined in the regulations and guidance issued under Section 409A of the Code. Our Committee has the authority to provide for alternative acceleration or exercise treatment for the awards granted pursuant to the 2006 Plan at its discretion, but for purposes of the table below, we have assumed that the executives would receive the treatment of their equity awards as currently noted in the 2006 Plan and their award agreements.

A summary of the possible cash severance payments and continuation of health and life insurance coverage, as well as the accelerated vesting or settlement of the options and restricted phantom stock, are detailed below for each of the named executive officers. The value of all equity awards is based upon the closing price of our stock on December 31, 2012, or $9.32. None of our NEOs held unvested stock options that had an exercise price at or below our closing stock price of $9.32, thus there are no stock option awards reflected in the tables below because the executives would not receive any value with respect to these “underwater” options.

Executive	Death or Disability	Change in control followed by a termination without cause or a change in duties	Termination without cause	Change in Control without a Termination of Employment

	($)	($)	($)	($)

Walter G. Goodrich

Cash Severance (1)	-	4,592,640	4,112,400	-

Health and Life Continuation (2)	-	71,353	71,353	-

Accelerated Equity Awards (3)	1,655,549	1,655,549	-	1,655,549

Total	1,655,549	6,319,543	4,183,753	1,655,549

Robert C. Turnham, Jr.

Cash Severance (1)	-	4,343,040	3,888,900	-

Health and Life Continuation (2)	-	71,353	71,353	-

Accelerated Equity Awards (3)	1,557,819	1,557,819	-	1,557,819

Total	1,557,819	5,972,213	3,960,253	1,557,819

			-

Mark E. Ferchau

Cash Severance (1)	-	2,970,240	2,733,600	-

Health and Life Continuation (2)	-	71,353	71,353	-

Accelerated Equity Awards (3)	1,226,437	1,226,437	-	1,226,437

Total	1,226,437	4,268,031	2,804,953	1,226,437

Jan L. Schott

Cash Severance (1)		1,048,320	262,080

Health Continuation (2)		29,100	9,700

Accelerated Equity Awards (3)	753,056	753,056	-	753,056

Total	753,056	1,830,476	271,780	753,056

Michael J. Killelea

Cash Severance (1)		1,029,600	257,400

Health Continuation (2)		50,335	16,778

Accelerated Equity Awards (3)	742,990	742,990		742,990

Total	742,990	1,822,925	274,178	742,990

1.  The total compensation used to determine the amount of cash severance each executive would have been entitled to as of December 31, 2012 is comprised of the following amounts:

a.  Mr. Goodrich: $478,400 in annual salary; $862,120 in bonus, and $956,800 for the value of the previous year’s equity awards

b.  Mr. Turnham: $452,400 in annual salary; $814,320 in bonus, and $904,800 for the value of the previous year’s equity awards

c.  Mr. Ferchau: $353,600 in annual salary; $707,200 in bonus, and $707,200 for the value of the previous year’s equity awards

d.  Ms. Schott: $291,200 in annual salary and $232,960 in target bonus amount.

e.  Mr. Killelea: $286,000 in annual salary and $228,000 in target bonus amount.

2.  The amounts disclosed above for the continuation of health and life insurance were calculated by using the current cost for health and life insurance (if applicable) for each executive as of December 31, 2012 under our current health and life insurance plans. The continuation costs could be more or less than the amounts disclosed above depending on the time of the executive’s actual termination of employment.

3.  The acceleration of equity for each of the executives is comprised of restricted phantom stock for all of the executives pursuant to the 2006 Plan. Amounts disclosed in the table above reflect:

a.  Mr. Goodrich: 177,634 restricted phantom stock.

b.  Mr. Turnham 167,148 restricted phantom stock.

c.  Mr. Ferchau 131,592 restricted phantom stock.

d.  Ms. Schott: 80,800 restricted phantom stock.

e.  Mr. Killelea: 79,720 restricted phantom stock.

Risk Assessment Related to our Compensation Structure

We believe our compensation plans are appropriately structured and are not reasonably likely to have a material adverse effect on the Company. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders as a whole. We use restricted phantom stock rather than stock options for equity awards because restricted phantom stock retains value even in a depressed market so that employees’ are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Finally, the time-based vesting over three years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our employees’ interests align with those of our stockholders for the long-term performance of the Company.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

Each member of the Audit Committee is an “independent” director and “financially literate” as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Perdue, the Chairman of the Audit Committee, as an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and our independent auditors;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•

received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence and has discussed with the independent accounting firm its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee of the Board of Directors,

Michael J. Perdue, Chairman

Arthur A. Seeligson

Peter D. Goodson

Audit and Non-Audit Fees

Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2008. The following table shows the fees billed to us related to the audit and other services provided by Ernst & Young LLP for 2011 and 2012.

	2011	2012
Audit Fees(1)	$1,188,927	$1,017,600
Audit Related Fees(2)	$50,000	—

Total Audit and Audit Related Fees	$1,238,927	$1,017,600
Tax Fees	—	—
All Other Fees(3)	—	—

Total Fees	$1,238,927	$1,017,600

(1)	Audit fees are fees we paid to Ernst & Young LLP in 2011 and 2012 for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2011 and 2012, audit fees included the audit of consolidated financial statements and audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404 (“SOX”).

(2)	Other pre-approved audit projects.

(3)	No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2011 or 2012, respectively.

Audit Committee Pre-Approval Policy

All services to be performed for the Company by Ernst & Young LLP must be pre-approved by the Audit Committee or a designated member of the Audit Committee, as provided in the committee’s charter. All services provided by Ernst & Young LLP in fiscal year 2012 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Governance Practices

General

Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Copies of these documents are available on our website at www.goodrichpetroleum.com/about.us/corporate.governance.htm and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf.

Among other things, the Corporate Governance Guidelines address the following matters:

•	director qualification standards,

•	director responsibilities,

•	director access to management and independent advisors,

•	director compensation,

•	director orientation and continuing education,

•	management succession, and

•	annual performance evaluations of our Board.

Corporate Code of Business Conduct and Ethics

Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at www.goodrichpetroleum.com/pdf/CodeofBusinessConductandEthics.pdf.

Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

Our Board is currently composed of 10 directors, four of whom are currently seeking re-election at the Annual Meeting.

In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the

Company. A material relationship is one which impairs or inhibits – or has the potential to impair or inhibit – a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between the Company and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE and SEC rules as in effect from time to time.

Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company; Mr. Henry Goodrich, who is the father of Walter G. Goodrich and a consultant to the Company; and Mr. Patrick E. Malloy, III, whose company is involved in several transactions with the Company.

The chart below describes the basis for the Board’s determination that the director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below.

Director	Relationships Considered	Determination Basis
Josiah T. Austin	Managing Member, El Coronado Holdings, L.L.C. Director, Novogen LTD Protea Biosciences Group Inc.	Independent
Peter D. Goodson	Operating Partner of Dubilier & Co., Lead Member of the Mekong Capital Advisory Board, a Vietnamese private equity firm	Independent
Gene Washington	Director, dELiA*s, Inc. Director, GP Strategies	Independent
Patrick E. Malloy, III	President and CEO, Malloy Enterprises, Inc. President, Malloy Energy Company, LLC	Not Independent See “Transactions With Related Persons”
Henry Goodrich	Father of Walter G. Goodrich, Vice Chairman and CEO of the Company	Not Independent Consultant and family relationship
Michael J. Perdue	President, PacWest Bancorp President, Pacific Western Bank	Independent
Walter G. Goodrich	Vice Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company
Arthur A. Seeligson	Managing Partner of Seeligson Oil Company, Ltd.	Independent
Stephen M. Straty	America’s Co-Head of Energy Investment Banking Jefferies & Company, Inc.	Independent
Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Board Meetings, Annual Meeting Attendance

Our Board held five meetings during the fiscal year ended December 31, 2012. Each director attended at least 75% of the meetings of the Board and the committees of which each is a member. We do not have a formal policy regarding director attendance at Board meetings. However, our Board must consider a director’s history of attendance at Board and committee meetings as well as the director’s participation in such meetings when considering the director for re-nomination to our Board.

We believe that there are benefits to having members of our Board attend the annual meetings of our stockholders. From time to time, however, a member of our Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, our Board has decided that director attendance at annual meetings should be strongly encouraged, but not required. In 2012, all of our directors attended the annual meeting in person.

Executive Sessions and Presiding Director

To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE.

Limitation on Public Company Board Service

To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee’s Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

Currently, our Board has determined that it is most appropriate for us at this time to separate the roles of Chairman and Chief Executive Officer in order to enhance corporate governance and management oversight. The Board believes that a board leadership structure in which the Chairman and Chief Executive Officer positions are separated is most appropriate for the Company because it separates the leadership of the Board from the day-to-day leadership of the Company. The Board believes that a separate Chairman better positions the Board to evaluate the performance of management and more efficiently facilitates the communication of the views of the directors. However, we do not currently have a formal policy regarding the separation of the roles of the Chairman and Chief Executive Officer. We believe that companies should be allowed the discretion to determine based on the facts and circumstances when it may be appropriate to combine the roles with adequate justification. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman.

Patrick E. Malloy, III serves as Chairman of the Board. Mr. Malloy possesses a deep understanding of the Company and our business and industry, which puts him in the best position to lead our Board. The Chairman is charged primarily with:

•	presiding over meetings of our Board and stockholders;

•

establishing an agenda for each Board meeting in collaboration with our Chief Executive Officer and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;

•	facilitating and coordinating communication among the non-management directors and our Chief Executive Officer and an open flow of information between management and our Board;

•	providing assistance to our Chief Executive Officer by attending selected internal business management meetings and meeting with our Chief Executive Officer as necessary;

•	coordinating the periodic review of management’s strategic plan;

•	working with management on effective stockholder communication; and

•	performing such other duties and services as our Board may require.

Our Board’s Role in Risk Oversight

Our Board generally administers its risk oversight function through the board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Chief Financial Officer and our Controller, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. In addition, our Hedging Committee assists management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

Annual Board Evaluation

The Nominating and Corporate Governance Committee is responsible for the Board evaluation process. Following the end of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance each fiscal year.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

When identifying prospective director nominees, our Board, with assistance from the Nominating and Corporate Governance Committee, considers the following:

•	the prospective nominee’s reputation, integrity and independence;

•

the prospective nominee’s skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and

•	the number of other public companies for which the prospective nominee serves as a director and the availability of the prospective nominee’s time and commitment to us.

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business. The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for us.

In the case of directors being considered for reelection, our Board also takes into account the director’s history of attendance and participation at Board and committee meetings, and the director’s tenure as a member of our Board.

Director Nominations

In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with any recommendations made by stockholders.

The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Communications with our Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation

801 Louisiana Street, Suite 700

Houston, Texas 77002

Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to goodrichpetroleum.silentwhistle.com or by calling the (toll-free) hotline number 1-877-874-8416.

Standing Committees of our Board

Committee Composition

The following table lists our five Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Nominating & Corporate Governance Committee	Hedging Committee	Audit Committee	Compensation Committee
Patrick E. Malloy, III	Chair		Chair
Walter G. Goodrich	X		X
Henry Goodrich	X
Peter D. Goodson		X		X
Arthur A. Seeligson	X			X	X
Michael J. Perdue				Chair
Gene Washington		Chair			Chair
Josiah T. Austin			X		X
Stephen M. Straty		X

X	Member

Executive Committee

The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Amended and Restated Certificate of Incorporation or Bylaws, as amended. Although the Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2012, it took action through unanimous written consent throughout the year.

Hedging Committee

The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. Although the Hedging Committee did not hold any formal meetings during the fiscal year ended December 31, 2012, it took action through unanimous written consent throughout the year.

Audit Committee

Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•

overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;

•	overseeing the effectiveness and performance of our internal audit function;

•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

•

providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	producing the Audit Committee Report for inclusion in our annual proxy statement; and

•	performing such other functions our Board may assign to the Audit Committee from time to time.

A copy of our Audit Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/AuditCommitteeCharter.pdf.

In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor’s independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

Our Board has determined that each member of the Audit Committee is independent under the SEC’s rules and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE. Based on Mr. Perdue’s business experience, which is described in more detail under “Proposal No. 1-Election of Directors — Director Nominees,” our Board has determined that he qualifies as an “audit committee financial expert” under the SEC’s rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

During the fiscal year ended December 31, 2012, the Audit Committee held six meetings, including quarterly meetings in connection with the preparation and filing of each of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the applicable periods.

Compensation Committee

Pursuant to its charter, our Compensation Committee’s duties include, among other things, the responsibility to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

•

review and discuss with the Company’s management, the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement for our annual meeting of stockholders and to determine whether to recommend to the Board that the CD&A be included in the proxy statement;

•	produce an annual report of the Compensation Committee for inclusion in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

A copy of our Compensation Committee Charter can be viewed on our website at http://www.goodrichpetroleum.com/pdf/CompensationCommitteeCharter.pdf.

In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2012, the Compensation Committee held ten meetings.

Nominating and Corporate Governance Committee

Pursuant to its charter, the Nominating and Corporate Governance Committee’s duties include, among other things, the responsibility to:

•	develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;

•

assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	advise the Board about the appropriate composition of the Board and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer;

•	lead the Board in its annual review of the performance of the Board and its committees; and

•	perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/Nominating CorporateGovernanceCommitteeCharter.pdf.

In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2012, the Nominating and Corporate Governance Committee held two meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Messrs. Washington, Austin and Seeligson. During the fiscal year ended December 31, 2012, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the SEC.

During the fiscal year ended December 31, 2012, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board; (2) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

Transactions Involving Directors and Executive Officers

Related Person Transactions with Patrick E. Malloy, III

MEC Transaction.  Patrick E. Malloy, III, Chairman of the Board of Directors of our company is a principal of Malloy Energy Company, LLC (“MEC”). MEC owns various small working interests in the Bethany Longstreet field for which we are the operator. In accordance with industry standard joint operating agreements, we bill MEC for its share of capital and operating cost on a monthly basis. As of December 31, 2012 and 2011, the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were both less than $0.1 million and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MEC to us in the month after billing and is current on payment of its billings.

We also serve as the operator for a number of other oil and natural gas wells owned by affiliates of MEC in which we will earn a working interest after payout. In accordance with industry standard joint operating agreements, we bill the affiliates for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2012 and 2011, the amounts billed and outstanding to the affiliate for its share of monthly capital and operating costs were both less than $0.1 million and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by the affiliate to us in the month after billing and the affiliate is current on payment of its billings.

Compensation Arrangement.  The compensation Mr. Malloy receives for his service in the capacity as Chairman of the Board is determined by the Compensation Committee. In accordance with his June 1, 2011 Director Compensation Agreement, Mr. Malloy received annual cash compensation of $500,000 and a restricted phantom stock award of 55,494 shares, with a grant date value of approximately $500,000,

Consulting Agreement with Henry Goodrich

Mr. Goodrich provides consulting services to us with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. For these services during 2012, Mr. Goodrich received annual consulting fees in the amount of $250,000, and a common stock award of 6,105 shares with a grant date value of approximately $50,000. In addition to this compensation, Mr. Goodrich received fees of $45,000 and 6,000 shares of common stock with a grant date value of $80,280 as a member of the Board of Directors.

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been put before the Board at the recommendation of management. In March 2007, the Board adopted a formal written policy for approving related person transactions, which was slightly modified as described below, in May 2011.

Introduction

The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy that requires the following in connection with all related person transactions involving the Company.

Any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board of Directors; or

3.	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

1.	a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director;

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates);

3.	a person who is an immediate family member of a senior officer or director; or

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Person Transaction” is a transaction between us and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than:

1.	transactions available to all employees generally; or

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Management shall present any proposed Related Person Transactions to the Committee for review prior to consummation of the transaction. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions.

Corporate Opportunity

The Board recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to us, either directly or via referral. An example is a potential property acquisition which could become available to us. Before such opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), such opportunity shall be presented to the Board of Directors for consideration. The intent is for members of management, directors, or employees who become aware of opportunities (such as potential acquisitions) in an area in which we are currently active to present those opportunities to us before the individual is free to pursue it in his personal capacity. For example, through his/her contacts Director X becomes aware of a land acquisition in the Haynesville Shale, and knows this is something that we might also be interested in buying. Thus, before he/she can buy the land or lease the property, he/she must put it before the Board and we must pass on the opportunity before Director X may take action.

Disclosure

All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Audit Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

Other Agreements

Management shall assure that all Related Person Transactions are approved in accordance with any requirements of the Company’s financing agreements.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2012. Directors who are our full-time employees receive no compensation for serving as directors

Director Compensation for Year Ended December 31, 2012

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
		($)	($)	($)		($)

Josiah T. Austin	2012	51,500	80,280	-		131,780

Henry Goodrich	2012	45,000	130,341	292,874	(2)	468,215

Peter Goodson	2012	50,000	80,280			130,280

Patrick E. Malloy, III	2012	500,000	500,000			1,000,000

Michael J. Perdue	2012	69,500	80,280	-		149,780

Arthur A. Seeligson	2012	58,000	80,280	-		138,280

Stephen M. Straty	2012	46,000	80,280	-		126,280

Gene Washington	2012	67,000	80,280	-		147,280

(1)	No director had any outstanding stock awards at year-end 2012 except Messrs. Goodrich and Malloy, who had 1,055 and 89,020 shares of restricted phantom stock, respectively. On December 1, 2012, the Committee awarded Mr. Malloy 55,494 shares of restricted phantom stock per the terms of his compensation agreement. Please see “Transactions with Related Persons” for a brief description of the compensation arrangements. The amounts included in the “Stock Awards” column reflect the grant date fair value of each director’s award as computed in accordance with the Topic 718 of the Codification. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2010, 2011 and 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Please see “Transactions with Related Persons” for a brief description of the compensation arrangements with Mr. Goodrich.

Ferguson Study

In March 2012, the Compensation Committee selected Arlen G. Ferguson to conduct a study (the “Ferguson Study”) of compensation for non-management directors. The purpose of the Ferguson Study was to (1) ensure that our directors are being paid fairly and equitably, (2) to assess whether the mix of cash and equity compensation for our directors is appropriate to ensure alignment of incentives with those of our stockholders, and (3) to determine whether any changes are necessary to achieve these goals. The Ferguson Study reviewed the list of 14 peers previously selected by Goodrich in 2010 for shareholder proxy pay analyses and filings for U.S. publicly-held exploration and production companies with 2011 revenues between $150M and $950M. As a result, the Committee deleted six of Goodrich’s 2010 peers (Brigham, Cabot, Exco, GMX, Petrohawk and St. Mary Land and Exploration), and replaced them with five new peers (Forest Oil Corp., Petroleum Development Corp., Oasis Petroleum LLC, Venoco and VAALCO), resulting in the “Director Peer Group.”

Utilizing the most recently published shareholder proxies for the Director Peer Group, the Ferguson Study determined that our directors were paid significantly below the median of the Director Peer Group. Based on the Compensation Committee’s recommendations, the Board adopted the following changes to the compensation structure for non-management directors effective as of the 2012 Annual Meeting of Stockholders.

•	an annual cash retainer fee of $40,000, versus $20,000 for 2011;

•

cash retainers of $20,000 for the Chairman of the Audit Committee (versus $15,000 in 2011), $7,500 for the Chairman of the Compensation Committee (versus $5,000 for 2011) and $5,000 for the Chairman of the Nominating and Corporate Governance Committee;

•	a meeting fee of $1,000 for each Board meeting attended in person or via teleconference and $500 for each committee meeting attended in person or via teleconference; and

•	an annual equity grant of 6,000 shares of common stock, versus 3,000 shares of common stock in 2011.

Other Arrangements

Please refer to the section “Transactions with Related Persons” for details regarding the compensation agreements between the Company and Messrs. Goodrich and Malloy.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to the SEC’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 20, 2013 to be eligible for inclusion in our proxy materials.

In addition to the SEC’s rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2014 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2013 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2014 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than February 20, 2014.

For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the SEC’s rules and regulations and any other law. For any other business that a stockholder desires to bring before our 2014 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

•	a representation that the stockholder intends to appear in person or by proxy at our 2014 Annual Meeting of Stockholders to bring the proposed business before the meeting

Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the SEC’s rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2014 Annual Meeting of Stockholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•

Our main Internet site, located at www.goodrichpetroleum.com. A link to our investor relations site can be found at www.goodrichpetroleum.com/investor.relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

•

You may read and copy the proxy statement at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at www.sec.gov.

•

To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at www.goodrichpetroleum.com/investor.relations.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 21, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at

http://www.RRDEZProxy.com/2013/GoodrichPetroleum

☐                         ¢

GOODRICH PETROLEUM CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2013

The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at The Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010, on May 21, 2013 at 11:00 a.m. Central Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” PROPOSALS 1, 2, AND 3. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

¢	(Continued and to be signed on the reverse side)	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 21, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.RRDEZProxy.com/2013/goodrichpetroleum

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

  ¢    20430300000000000000  2                                                              052113

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, AND

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Class III Directors:		NOMINEES:

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

3. Approve, on an advisory basis, the compensation of our Named Executive Officers.

				☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Walter G. Goodrich O Robert C. Turnham, Jr. O Stephen M. Straty O Arthur A. Seeligson		FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 21, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.RRDEZProxy.com/2013/goodrichpetroleum

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

  ¢     20430300000000000000  2                                                                      052113

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, AND

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Class III Directors:		NOMINEES:

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

3. Approve, on an advisory basis, the compensation of our Named Executive Officers.

				☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Walter G. Goodrich O Robert C. Turnham, Jr. O Stephen M. Straty O Arthur A. Seeligson		FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢